EXHIBIT 10.58
                                                                   -------------


                       DISPUTE RESOLUTION MANAGEMENT, INC.
                                39 Exchange Place
                                    Suite 30
                           Salt Lake City, Utah 84111

                                                               November 13, 2000

Commodore Applied Technologies, Inc.
150 East 58th Street
Suite 3410
New York, New York 10155

Gentlemen:

         Reference is made to the amended and restated stock purchase agreement, dated as of August 30, 2000 (the "Purchase Agreement"), among Commodore Applied Technologies, Inc. ("Commodore"), William J. Russell ("Russell"), Tamie P. Speciale ("Speciale") and Dispute Resolution Management, Inc. ("DRM"). Unless otherwise expressly defined herein, all capitalized terms used in this letter shall have the same meaning as is defined in the Purchase Agreement.

         In connection with the transactions contemplated by the Purchase Agreement, Commodore acquired; 81% of the issued and outstanding shares of capital stock of DRM from Russell and Speciale. It is acknowledged that, pursuant to the terms of the Purchase Agreement, 35% of all DRM Cash Flow (as defined) is subject to distribution to Russell and Speciale and the balance is to be either retained by DRM for working capital and/or other corporate purposes or, if approved by the board of directors of DRM and by Russell and Speciale, may be distributed to Commodore as an intercompany dividend or loan.

         This will further acknowledge that prior to February 12, 2001, DRM expects to receive from clients, one or more cash payments aggregating approximately $4.0 million in connection with the settlement of environmental claims.

         In order to induce the "Investors" to loan and advance up to $500,000 to Commodore pursuant to the terms of a securities purchase agreement, dated of even date herewith (the "Investment Agreement"), DRM hereby agrees that

                  (a) as, if and when DRM shall receive payments from its clients or from the insurer(s) in connection with such environmental claims, it shall, promptly following receipt of such payments, distribute to Commodore, either as an intercompany loan or dividend, not less than the sum of $500,000; and



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                  (b) as, if and when such distribution(s) are to be made to
Commodore, the initial $500,000 shall be remitted to Greenberg Traurig, LLP, as attorneys for the benefit of the Investors, as follows:

                                TO: Citibank N.A.
                        153 East 53rd Street - 20th Floor
                               New York, NY 10043
                                 ABA # 021000089
                              Attn: Adrianna Arroyo

                        FOR CREDIT TO: Greenberg Traurig
                          Escrow Account No.: 37092076
                     REFERENCE: Name: CXI Investors Account
                            File Number: 20440.010700
                         Attorney Name: Stephen A. Weiss

         Nothing contained in this letter shall, in any manner, be deemed or construed to constitute (i) a guaranty by DRM of any obligations of Commodore to the Investors under the Investment Agreement or otherwise, (ii) any guaranty by DRM of the collection of any or all proceeds from any settlement, or (iii) the grant by DRM of any lien or security interest on any assets of DRM.

         It is expressly understood and agreed that DRM's only commitment hereunder is to distribute to Commodore $500,000 of the total cash proceeds received by DRM from the environmental settlement we anticipate receiving between now and February 12, 2001 or thereafter; provided, that if for any reason the aggregate amounts contemplated to be paid to DRM are materially reduced, DRM and its board of directors are free to reduce the amounts to be distributed to Commodore so as to (a) insure the payments to Russell and Speciale contemplated by the Purchase Agreement, and (b) provide for reasonable and necessary working capital for DRM.

         DRM acknowledges that its agreement and undertaking set forth herein is a material inducement to enable Commodore to obtain financing from the Investors and that the Investors are entitled to rely upon the covenants and agreements of DRM contained herein.

         This undertaking and agreement shall be construed and governed under the laws of the State of Delaware applicable to contracts performed in that state.

                                    Very truly yours,

                                    DISPUTE RESOLUTION MANAGEMENT, INC.


                                    By:  /s/ Tamie P. Speciale
                                    ------------------------------------------
                                    Tamie P. Speciale, President

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ACCEPTED AND AGREED TO:

COMMODORE APPLIED TECHNOLOGIES, INC.


By: /s/ Paul E. Hannesson
    -----------------------------------------------
    Paul E. Hannesson, Chairman, Chief Executive
    Officer and President

         The foregoing agreements and undertakings of Dispute Resolution Management, Inc. are approved by the undersigned.

                                               /s/ William J. Russell
                                               ---------------------------
                                               William J. Russell


                                               /s/ Tamie P. Speciale
                                               ---------------------------
                                               Tamie P. Speciale



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